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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                Pursuant to section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 14, 1998


                             ALOETTE COSMETICS, INC.
               (Exact name of registrant as specified in charter)

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


         Pennsylvania                                0-15414                         23-2056003
-------------------------------             ------------------------             --------------------
(State or other jurisdiction of             (Commission File Number)               (IRS Employer
incorporation or organization)                                                   Indentification No.)
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1301 Wright's Lane East, West Chester, PA                        19380
(Address of principle executive offices)                       (Zip Code)


                                 (610) 692-0600
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Exhibit Index appears on Page 2


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Item 5.           OTHER EVENTS

1. Effective April 14, 1998, Aloette Cosmetics, Inc. has entered into an Agreement and Plan of Merger with ACI Acquisition Partners, Inc. ("ACIA"), whereby ACIA will acquire, through merger, all of the outstanding capital stock of Aloette in exchange for cash in the amount of $5.25 per share (the "Merger"), for an aggregate consideration to Aloette's shareholders, option and warrant holders of approximately $11.8 million. ACIA also will assume approximately $2.0 million of Aloette debt. The closing of the Merger is subject to the approval of Aloette's shareholders at a meeting expected to be held by the end of July 1998 and other customary terms and conditions. Attached hereto, Exhibit A, a press release containing the announcement.

Item 7.           FINANCIAL STATEMENTS. PROFORMA FINANCIAL
                  INFORMATION AND EXHIBITS

                  ( c )    Exhibit

                                                                Sequentially
                                                                Numbered Page

EXHIBIT A:        Press Release dated April 14, 1998                 4




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           ALOETTE COSMETICS, INC.
                                           (Registrant)


                                                /s/ Patricia J. Defibaugh
                                           ----------------------------------
                                           Name:    Patricia J. Defibaugh
                                           Title:   Chairman of the Board


                                                /s/ Jean M. Lewis
                                           ----------------------------------
                                           Name:    Jean M. Lewis
                                           Title:   Chief Financial Officer

Date:  May 5, 1998



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                                    EXHIBIT A

                                                       Immediate
                                                       Jean M. Lewis
                                                       (610) 692-0600


                ALOETTE COSMETICS, INC. ANNOUNCES SALE OF COMPANY

         Effective April 14, 1998, Aloette Cosmetics, Inc. (Nasdaq NM: ALET) has entered into an Agreement and Plan of Merger with ACI Acquisition Partners, Inc. ("ACIA"), whereby ACIA will acquire, through merger, all of the outstanding capital stock of Aloette in exchange for cash in the amount of $5.25 per share (the "Merger"), for an aggregate consideration to Aloette's shareholders, option and warrant holders of approximately $11.8 million. ACIA will also assume approximately $2.0 million of Aloette debt. The closing of the Merger is subject to the approval of Aloette's shareholders at a meeting expected to be held by the end of July 1998 and other customary terms and conditions.
         Aloette, a franchisor, direct marketer and distributor of aloe vera-based skin care products, is located in West Chester, Pennsylvania. As of March 31, 1998, Aloette's products were being sold by approximately 83 franchises and international distributors worldwide. Aloette's financial advisor in connection with the Merger is Berwind Financial Group, L.P., Philadelphia, Pennsylvania.
         This press release may contain certain forward looking statements that involve substantial risks and uncertainties, including the risk that the transaction described above is not consummated. Periodically, Aloette or its representatives have made or may make other forward-looking statements, orally or in writing. Such forward-looking statements may be included in various filings made by Aloette with the Securities and Exchange Commission or in other press releases or oral statements made by or with the approval of an authorized officer of Aloette. Aloette's actual results could differ materially from the results expressed in, or implied by, such forward-looking statements.